TIMET DECLARES REGULAR QUARTERLY DIVIDEND ON COMMON STOCK FOR THE FOURTH QUARTER 2011 OF $.075 PER SHARE

DALLAS, TEXAS . . . October 27, 2011 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced today that its board of directors has declared a quarterly dividend of $.075 per share on its Common Stock, payable on December 20, 2011 to stockholders of record as of the close of business on December 9, 2011.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

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